                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): July 29, 1996
                                                          -------------

                               IDEX Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                  1-10235                   36-3555336
--------------------------------------------------------------------------------
 (State or other jurisdiction)   (Commission File Number)    (I.R.S. Employer
                                                             Idenification No.)


630 Dundee Road              Northbrook, Illinois                  60062
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number             (847) 498-7070
                             ---------------------------------------------------


     The undersigned registrant is filing the following financial statements and exhibits in amendment of the information filed under Item 5 - Other Information in the Registrants' Quarterly Report on Form 10-Q for the Quarter ended June 30, 1996.

     Item 7(a) Financial Statements of Business Acquired
     Item 7(b) Pro Forma Financial Statements
     Item 7(c) Exhibits

ITEM 7(a) FINANCIAL STATEMENTS OF ACQUIRED BUSINESS AND 7(b) PRO FORMA FINANCIAL STATEMENTS

FLUID MANAGEMENT UNAUDITED FINANCIAL STATEMENTS

       Consolidated Statements of Income for the six months ended
       June 30, 1996 and 1995 . . . . .  . . . . . . . . . . . . . . . .    F-1

       Consolidated Balance Sheets as of June 30, 1996 and December 31,
       1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-2

       Consolidated Statements of Cash Flows for the six months
       ended June 30, 1996 and 1995  . . . . . . . . . . . . . . . . . .    F-3

       Consolidated Statements of Changes in Partners' Capital
       for the six months ended June 30, 1996 and 1995 . . . . . . . . .    F-4

       Notes to Consolidated Financial Statements  . . . . . . . . . . .    F-5

FLUID MANAGEMENT AUDITED FINANCIAL STATEMENTS

       Independent Auditors' Report . . . . . . . . . . . . . . . . . .     F-8

       Consolidated Statements of Income for the years ended
       December 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . .    F-9

       Consolidated Balance Sheets as of December 31, 1995 and 1994  . .   F-10

       Consolidated Statements of Cash Flows for the years
       ended December 31, 1995 and 1994  . . . . . . . . . . . . . . . .   F-11

       Consolidated Statements of Changes in Partners' Capital for the
       years ended December 31, 1995 and 1994  . . . . . . . . . . . . .   F-12

       Notes to Consolidated Financial Statements  . . . . . . . . . . .   F-13

IDEX UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS . . . . . . . . .   F-21

       Unaudited Pro Forma Combined Statement of Operations for the
       year ended December 31, 1995  . . . . . . . . . . . . . . . . . .   F-22

       Unaudited Pro Forma Combined Statement of Operations for the
       six months ended June 30, 1996  . . . . . . . . . . . . . . . . .   F-22

       Notes to Unaudited Pro Forma Combined Statements of Operations  .   F-23

       Unaudited Pro Forma Combined Balance Sheet as of June 30, 1996
       and notes thereto  . . . . . . . . . . . . . . . . . . . . . . . .  F-24

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
                       CONSOLIDATED STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                    1996             1995
                                                                    ----             ----
                                                                (Unaudited)      (Unaudited)
SALES                                                            $43,329           $45,288
COST OF GOODS SOLD                                                25,768            25,575
                                                                 -------           -------
        Gross Profit                                              17,561            19,713


OPERATING EXPENSES:
        Engineering and technical support                          2,953             2,778
        Sales and service                                          3,675             3,625
        Administration                                             4,228             4,092
        Profit-sharing and management incentives                     645               862
        Royalties                                                     76                65
                                                                 -------           -------
                                                                  11,577            11,422
                                                                 -------           -------
INCOME FROM OPERATIONS                                             5,984             8,291


OTHER EXPENSES (INCOME):
        Amortization of goodwill, patents and
           trademarks, and other assets                              674               940
        Interest and financing costs                                 901             1,013
        Management expenses                                          475               410
        Australian consulting fee                                    112                92
        Minority interest in net income of
           foreign partnerships                                      153               140
        Foreign exchange losses (gains) - net                       (757)              759
        Relocation                                                   727
                                                                   -----             -----
                                                                   2,285             3,354
                                                                   -----             -----

INCOME BEFORE FOREIGN INCOME TAXES                                 3,699             4,937


FOREIGN INCOME TAXES                                               1,503             1,367
                                                                   -----             -----

NET INCOME                                                        $2,196            $3,570
                                                                  ======            ======

See notes to consolidated financial statements.

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                JUNE 30,         DECEMBER 31
                                                                  1996               1995
                                                               ----------        -----------
                                                               (Unaudited)
ASSETS

CURRENT ASSETS:
        Cash and cash equivalents                              $  (129)           $   803
        Accounts receivable                                     18,816             14,689
        Inventories                                             11,232             12,744
        Prepaid expenses                                           826                966
                                                               -------            -------
                   Total current assets                         30,745             29,202

DUE FROM AFFILIATE                                               1,323              1,437

PROPERTY AND EQUIPMENT - net                                    11,328              6,559

PATENTS AND TRADEMARKS - net                                     2,184              2,171

OTHER  ASSETS - net                                              2,527              2,696

GOODWILL - net                                                   4,812              5,112
                                                               -------            -------
TOTAL                                                          $52,919            $47,177
                                                               =======            =======

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
        Accounts payable                                       $ 5,289            $ 6,222
        Accrued expenses                                         6,714              6,916
                                                               -------            -------
                   Total current liabilities                    12,003             13,138

LONG-TERM DEBT                                                  25,465             20,741

MINORITY INTEREST                                                  420                267

PARTNERS' CAPITAL
        Contributed capital                                      9,351              8,391
        Retained earnings                                        5,903              4,653
        Cumulative translation adjustments                        (223)               (13)
                                                               -------            -------
                   Total partners' capital                      15,031             13,031
                                                               -------            -------
TOTAL                                                          $52,919            $47,177
                                                               =======            =======

See notes to consolidated financial statements.

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                              1996                    1995
                                                                          -----------             -----------
                                                                          (Unaudited)             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                             $2,196                  $3,570
     Adjustments to reconcile net income to net cash flows
     from operating activities:
          Provision for losses on accounts receivable                          369                     372
          Depreciation                                                       1,056                   1,136
          Amortization of goodwill, deferred costs and other
            intangible assets                                                  674                     940
          Minority interest in net income of
            foreign partnerships                                               153                     140
     Translation adjustment                                                   (210)

     Changes in assets and liabilities related to operations,
     net of effect of acquisitions:
          Accounts receivable                                               (3,099)                 (5,490)
          Inventories                                                        1,240                    (829)
          Prepaid expenses and other                                           140                      77
          Deferred costs and other intangible assets                          (368)                   (506)
          Accounts payable                                                    (933)                    440
          Accrued expenses                                                    (202)                  2,183
                                                                            ------                  ------
             Net cash flows from operating activities                        1,016                   2,033

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                       (930)                 (1,149)
     Net (advances to) repayment by affiliate                               (1,011)                    115
                                                                            ------                  ------
             Net cash flows from investing activities                       (1,941)                 (1,034)

CASH FLOWS FROM DEBT FINANCING ACTIVITIES:
     Net (repayments) borrowings under variable rate notes                     (21)                    427
                                                                            ------                  ------
             Net cash flows from debt financing activities                     (21)                    427

CASH FLOWS FROM EQUITY FINANCING ACTIVITIES:
     Redemption of Preferred units                                            (165)                   (272)
     Tax distributions to Class A unitholders                                 (721)                 (1,794)
     Sale of Class A units to officers                                       1,125
     Priority distributions to Class B and Class C unitholders                (225)                   (300)
                                                                            ------                  ------
             Net cash flows from equity financing activities                    14                  (2,366)
                                                                            ------                  ------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                     (932)                   (940)

CASH AND CASH EQUIVALENTS - Beginning of the period                            803                     404
                                                                            ------                  ------
CASH AND CASH EQUIVALENTS - End of the period                               $ (129)                 $ (536)
                                                                            ======                  ======
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
     Interest                                                               $  825                  $  903
     Foreign income taxes                                                      505                     787


See notes to consolidated financial statement.

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                         SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)





                                                                                        Total                   Accumulated
                                                    Class B     Class C               Contributed  Accumulated    Partner
                                                   Preferred   Preferred    Class A     Capital     Earnings    Distributions
                                                   ---------   ---------    -------   -----------   --------    -------------
BALANCE, JANUARY 1, 1996                             $2,024      $1,402      $4,965     $8,391      $19,211      $(14,558)

REDEMPTIONS                                             (50)       (115)                  (165)

NET INCOME                                                                                            2,196

MANDATORY TAX DISTRIBUTIONS:
Relating to 1995                                                                                                     (721)

CLASS B AND CLASS C PRIORITY RETURN DISTRIBUTIONS                                                                    (225)

ISSUANCE OF A UNITS TO OFFICERS                                               1,125      1,125

TRANSLATION ADJUSTMENTS
                                                     ------      ------      ------     ------      -------      --------
BALANCE, JUNE 30, 1996 (UNAUDITED)                   $1,974      $1,287      $6,090     $9,351      $21,407      $(15,504)
                                                     ======      ======      ======     ======      =======      ========


                                                    Cumulative      Total
                                                   Translation    Partners'
                                                   Adjustments     Capital
                                                   -----------     -------
BALANCE, JANUARY 1, 1996                               $ (13)     $13,031

REDEMPTIONS                                                          (165)

NET INCOME                                                          2,196

MANDATORY TAX DISTRIBUTIONS:
Relating to 1995                                                     (721)

CLASS B AND CLASS C PRIORITY RETURN DISTRIBUTIONS                    (225)

ISSUANCE OF A UNITS TO OFFICERS                                     1,125

TRANSLATION ADJUSTMENTS                                 (210)        (210)
                                                       -----      -------
BALANCE, JUNE 30, 1996 (UNAUDITED)                     $(223)     $15,031
                                                       =====      =======

See notes to consolidated financial statements.

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995


1.   SIGNIFICANT ACCOUNTING POLICIES

        In the opinion of management, the Fluid Management Limited Partnership, ("FMLP") unaudited information presented as of June 30, 1996 and for the six-month periods ended June 30, 1996 and 1995 reflects all adjustments necessary, which consist only of normal recurring adjustments, for a fair presentation of the interim periods. These financial statements should be read in conjunction with the financial statements of Fluid Management for the years ended December 31, 1995 and 1994 included herein.

2.   INVENTORIES

     Inventories at June 30, 1996 and December 31, 1995 consist of the following (in thousands):

                                                   1996             1995
                                                   ----             ----
                                                (Unaudited)
     Raw material                                $ 4,159           $5,428
     Work in process                               3,226            3,167
     Finished goods                                3,847            4,149
                                                 -------           ------

       Total                                     $11,232          $12,744
                                                 =======          =======

3.   RELATED PARTY TRANSACTIONS

     Bethesda Investors Limited Partnership ("Bethesda") - Bethesda is a limited partnership under common control with the Partnership. The Partnership leases its U.S. manufacturing and headquarters facility from Bethesda and, during 1996 and 1995, paid rent and occupancy costs on certain facilities it previously vacated, owned by Bethesda. The last of the vacated facilities was sold in August, 1995. Rent expense on the Bethesda-owned facilities aggregated $314,000 and $335 for the six months ended June
     30, 1996 and 1995, respectively.

     The Partnership has advanced funds to Bethesda, classified as Due from Affiliate in the accompanying consolidated balance sheets, primarily for improvements to the facilities leased by the Partnership from Bethesda. Interest income on the advances was $60,000 in 1996 and $65,000 in 1995.

     The Saranow Company - Pursuant to agreements with the Partnership, the Saranow Company ("Saranow") (an affiliate of the Partnership's managing general partner) provides the Partnership with management services. The Partnership's payments to Saranow for these services and related expenses aggregated $475,000 and $410,000 for the six months ended June 30, 1996 and 1995, respectively.


4.   SUBSEQUENT EVENT

     On July 29, 1996, FMLP sold substantially all of its operating assets to IDEX Corporation ("IDEX") for approximately $136 million and 75,700 shares of IDEX common stock. IDEX also assumed certain of the liabilities of FMLP

INDEPENDENT AUDITORS' REPORT


To the Partners
Fluid Management Limited Partnership:


     We have audited the accompanying consolidated balance sheets of Fluid Management Limited Partnership (the "Partnership") as of December 31, 1995 and 1994, and the related consolidated statements of income, cash flows and changes in partners' capital for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the Partnership's financial position as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





February 6, 1996

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                        1995           1994
                                                       -------        -------
SALES                                                  $85,618        $73,146
COST OF GOODS SOLD                                      49,336         42,781
                                                       -------        -------
       Gross profit                                     36,282         30,365

OPERATING EXPENSES:
       Engineering and technical support                 5,919          4,716
       Sales and service                                 7,289          6,005
       Administration                                    8,421          6,372
       Profit-sharing and management incentives          1,340          1,424
       Royalties                                           137            119
                                                       -------        -------
                                                        23,106         18,636
                                                       -------        -------

INCOME FROM OPERATIONS                                  13,176         11,729

OTHER EXPENSES:
       Amortization of goodwill, patents and
          trademarks, and other assets                   1,833          2,094
       Interest and financing costs                      1,922          1,940
       Management expenses                                 780            680
       Australian consulting fee                           187            182
       Minority interest in net income of
          foreign partnerships                             264             97
       Foreign exchange losses (gains) - net               614            141
       Long-term management incentive plan                 200            200
       Relocation                                          125            201
                                                       -------        -------
                                                         5,925          5,535
                                                       -------        -------

       INCOME BEFORE FOREIGN INCOME TAXES                7,251          6,194

       FOREIGN INCOME TAXES                              2,610          1,298
                                                       -------        -------

       NET INCOME                                      $ 4,641        $ 4,896
                                                       =======        =======


        See notes to consolidated financial statements.

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                                 (IN THOUSANDS)


                                                 1995            1994
ASSETS                                          -------         -------

CURRENT ASSETS:
      Cash and cash equivalents                 $   803         $   404
      Accounts receivable, net of allowance for
        doubtful accounts of:  1995 - $596;
        1994 - $400                              14,689          14,896
      Inventories                                12,744           9,745
      Prepaid expenses                              966             741
                                                -------         -------
                 Total current assets            29,202          25,786

DUE FROM AFFILIATE                                1,437           1,689

PROPERTY AND EQUIPMENT - net                      6,559           6,069

PATENTS AND TRADEMARKS - net                      2,171           2,450

OTHER ASSETS - net                                2,696           3,294

GOODWILL - net                                    5,112           5,222
                                                -------         -------

TOTAL                                           $47,177         $44,510
                                                =======         =======


LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:

      Accounts payable                          $ 6,222         $ 5,814
      Accrued expenses                            6,916           5,347
                                                -------         -------
                 Total current liabilities       13,138          11,161

LONG-TERM DEBT                                   20,741          21,648

MINORITY INTEREST                                   267             280

PARTNERS' CAPITAL
      Contributed capital                         8,391           8,745
      Retained earnings                           4,653           2,703
      Cumulative translation adjustments            (13)            (27)
                                                -------         -------
                 Total partners' capital         13,031          11,421
                                                -------         -------

TOTAL                                           $47,177         $44,510
                                                =======         =======

See notes to consolidated financial statements.

                     FLUID MANAGEMENT LIMITED PARTNERSHIP
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994
                                (IN THOUSANDS)

                                                                 1995           1994
                                                               -------        -------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                $ 4,641        $ 4,896
     Adjustments to reconcile net income to net cash flows
     from operating activities:
          Provision for losses on accounts receivable              353             64
          Depreciation                                           2,177          1,702
          Amortization of goodwill, deferred costs and other
            intangible assets                                    1,980          2,279
          Minority interest in net income of
            foreign partnerships                                   264             97

     Changes in assets and liabilities related to operations,
     net of effect of acquisitions:
          Accounts receivable                                       11         (5,193)
          Inventories                                           (2,491)           127
          Prepaid expenses and other                              (225)           195
          Deferred costs and other intangible assets              (672)          (638)
          Accounts payable                                         408          2,296
          Accrued expenses                                       1,611            586
                                                               -------        -------
               Net cash flows from operating activities          8,057          6,411

CASH FLOWS FROM INVESTING ACTIVITIES:
     Payments for acquisitions of:
          Fluid Verfahrenstechnik GmbH                                         (3,667)
          Strastint International Pty. Ltd.                                       (20)
          Datacolor                                               (360)
     Purchase of property and equipment                         (2,684)        (2,939)
     Net (advances to) repayment by affiliate                      252           (241)
                                                               -------        -------
               Net cash flows from investing activities         (2,792)        (6,867)

CASH FLOWS FROM DEBT FINANCING ACTIVITIES:
     Net (repayments) borrowings under variable rate notes        (105)        (2,053)
     Borrowings (repayments) under revolver loan                  (961)         6,931
     Borrowings under other loans                                  185            144
     Financing costs incurred                                      (36)          (787)
     Net repayment of Dutch term loans                            (627)          (268)
                                                               -------        -------
               Net cash flows from debt financing activities    (1,544)         3,967

CASH FLOWS FROM EQUITY FINANCING ACTIVITIES:
     Redemption of Preferred units                                (354)
     Tax distributions to Class A unitholders                   (2,146)        (2,487)
     Profit distributions to Class A unitholders                                 (400)
     Priority distributions to Class B and Class C unithold       (545)          (455)
     Dividends paid to minority interest                          (277)          (123)
                                                               -------        -------
               Net cash flows from equity financing activities  (3,322)        (3,465)
                                                               -------        -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          399             46

CASH AND CASH EQUIVALENTS - Beginning of year                      404            358
                                                               -------        -------
CASH AND CASH EQUIVALENTS - end of year                        $   803        $   404
                                                               =======        =======

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
     Interest                                                  $ 1,794        $ 1,642
     Guarantee fees                                                               112
     Foreign income taxes                                      $ 2,792        $ 1,226

Non-cash investing and financing activities:
     In 1995 the partnership issued a $586,000 note as partial consideration for the Datacolor acquisition. (Note 3)


See notes to consolidated financial statements.

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                                             Total                    Accumulate
                                                           Class B     Class C             Contributed  Accumulated     Partner
                                                          Preferred   Preferred   Class A    Capital      Earnings   Distributions
                                                          ---------   ---------   -------  -----------  -----------  -------------
BALANCE , JANUARY 1, 1994                                   $2,130     $1,650     $4,965     $8,745      $ 9,674      $(8,525)

NET INCOME                                                                                                 4,896

MANDATORY TAX DISTRIBUTIONS:
Relating to 1994                                                                                                       (2,487)

CLASS B AND CLASS C PRIORITY RETURN DISTRIBUTIONS                                                                        (455)

PROFIT DISTRIBUTIONS                                                                                                     (400)

TRANSLATION ADJUSTMENTS
                                                            ------     ------     ------     ------      -------     --------
BALANCE, DECEMBER 31, 1994                                   2,130      1,650      4,965      8,745       14,570      (11,867)

REDEMPTIONS                                                   (106)      (248)                 (354)

NET INCOME                                                                                                 4,641

MANDATORY TAX DISTRIBUTIONS:
Relating to 1995                                                                                                       (2,146)

CLASS B AND CLASS C PRIORITY RETURN DISTRIBUTIONS                                                                        (545)

TRANSLATION ADJUSTMENTS
                                                            ------     ------     ------     ------      -------     --------
BALANCE, DECEMBER 31, 1995                                  $2,024     $1,402     $4,965     $8,391      $19,211     $(14,558)
                                                            ======     ======     ======     ======      =======     ========

                                                            Cumulative       Total
                                                           Translation      Partners'
                                                           Adjustments      Capital
                                                           -----------      -------
BALANCE , JANUARY 1, 1994                                    $(303)        $ 9,591

NET INCOME                                                                   4,896

MANDATORY TAX DISTRIBUTIONS:
Relating to 1994                                                            (2,487)

CLASS B AND CLASS C PRIORITY RETURN DISTRIBUTIONS                             (455)

PROFIT DISTRIBUTIONS                                                          (400)

TRANSLATION ADJUSTMENTS                                        276             276
                                                             -----         -------
BALANCE, DECEMBER 31, 1994                                     (27)         11,421

REDEMPTIONS                                                                   (354)

NET INCOME                                                                   4,641

MANDATORY TAX DISTRIBUTIONS:
Relating to 1995                                                            (2,146)

CLASS B AND CLASS C PRIORITY RETURN DISTRIBUTIONS                             (545)

TRANSLATION ADJUSTMENTS                                         14              14
                                                             -----         -------

BALANCE, DECEMBER 31, 1995                                   $ (13)        $13,031
                                                             =====         =======


See notes to consolidated financial statements.

                      FLUID MANAGEMENT LIMITED PARTNERSHIP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


1.   ORGANIZATION AND BASIS OF PRESENTATION

     Fluid Management Limited Partnership ("FMLP") was formed in 1987 under the Illinois Uniform Limited Partnership Act. FMLP's managing general partner is Fluid Management Inc., a Delaware corporation, which is an affiliate of The Saranow Company.

     FMLP is the leading manufacturer of mixing and tinting equipment for the paint, coatings and ink industries worldwide. More than half of the company's products are sold overseas, primarily in Europe. Fluid Management also provides specialized equipment and engineered systems to other industries -- food, chemicals and cosmetics.

     The accompanying consolidated financial statements include the accounts of FMLP and its majority owned subsidiaries: FMLP's 95 percent limited partnership interest in Fluid Management Europe C.V. ("C.V.") (a Netherlands limited partnership); FMLP's 99 percent limited partnership interests in Fluid Management Australia L.P. ("Strastint") (an Australian limited partnership), Fluid Management GmbH ("GmbH") (a German corporation), Fluid Management Canada, L.L.C. ("Canada") (an Illinois limited liability corporation), Fluid Management Servicos e Vendas Ltda ("Brazil") (a Brazilian Corporation), Fluid Management France SNC ("France") (a French general partnership); and FMLP's 100 percent interest in Fluid Management Services Inc. (a U.S. corporation) (collectively referred to as the "Partnership"). All of these entities excluding Fluid Management Services Inc. are treated as partnerships for U.S. tax purposes.

     Fluid Management International, Inc. ("FMI"), which is not included in the consolidated results, serves as a general partner of GmbH, Strastint and Brazil. FMI is also a member of Canada. Profits and losses allocable to FMI are accounted for as minority interests.

     The 5% interest in C.V. and 1% interest in France are owned by Fluid Management Europe B.V. ("B.V.").

     All material intercompany balances and transactions have been eliminated.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories - Inventories are stated at the lower of first-in, first-out
     (FIFO) cost or market.

     Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range from three to ten years.

     Patents and Trademarks - Patents and trademarks are amortized over periods ranging from five to seventeen years. Accumulated amortization was $2,436,000 and $2,404,000 at December 31, 1995 and 1994.

     Other Assets - Other assets are amortized over periods ranging from two to thirteen years.

     Goodwill - the excess of purchase price over the net assets of acquired businesses is amortized on a straight-line basis over periods ranging from fifteen to forty years. Accumulated amortization was $979,000 and $629,000 at December 31, 1995 and 1994.

     Income Taxes - The Partnership is not considered a taxable entity for United States federal or state income tax purposes. The Partnership's United States income is reported by the Partnership's partners on their individual tax returns.

     FMLP is considered by the Dutch government to be the taxable entity for payment of taxes on FMLP's allocable share of the income of C.V. Strastint files an Australian tax return and pays taxes on behalf of its limited partner, FMLP, and GmbH files tax returns in Germany. Such taxes comprise the provision for foreign income taxes in the accompanying consolidated statements of income.

     At December 31, 1995, GmbH has net operating loss carry forwards of $1,230,000 available to offset future German taxable income which do not expire. The related deferred tax asset in the amount of $369,000 has been fully offset by a valuation allowance because of uncertainty about realization of such asset.

     Reclassifications - Certain 1994 balances have been reclassified to conform with the 1995 presentation.

3.   ACQUISITIONS

     Effective October 1, 1995, FMLP purchased certain assets of the Gravimetric dispensing division of Datacolor International for approximately $1,131,000 which includes cash of $360,000 and a non-interest-bearing note in the amount of $771,000 (discounted to $586,000) payable over five years.

     Effective April 1, 1994, Fluid Management GmbH, a newly formed subsidiary of FMLP, purchased substantially all of the assets and assumed certain liabilities of fluid Verfahrenstechnik GmbH, a German corporation engaged in the business of designing and manufacturing industrial ink and paint colorant dispensers, for approximately $3,700,000.

     Effective July 1, 1993, a newly formed subsidiary of FMLP purchased substantially all of the assets of Strastint International Pty. Ltd. of New South Wales, Australia, for approximately $4,100,000. FMLP is obligated under non-compete and consulting agreements to make additional payments of at least $1,140,000 over the five-year period ending in 1998; such payments amounted to $187,000 in 1995 and $182,000 in 1994.

     These acquisitions have been accounted for using the purchase method of accounting. The results of operations of these acquired businesses have been reflected in the accompanying financial statements from the respective dates of acquisition.

4.   RELATED PARTY TRANSACTIONS

     Bethesda Investors Limited Partnership ("Bethesda") - Bethesda is a limited partnership under common control with the Partnership. The Partnership leases its U.S. manufacturing and headquarters facility from Bethesda and, during 1995 and 1994, paid rent and occupancy costs on certain facilities it previously vacated, owned by Bethesda. The last of the vacated facilities was sold in August, 1995. Rent expense on the Bethesda-owned facilities aggregated $728,000 in 1995 and $739,000 in 1994.

     The Partnership has advanced funds to Bethesda, classified as Due from Affiliate in the accompanying consolidated balance sheets, primarily for improvements to the facilities leased by the Partnership from Bethesda. Interest income on the advances was $134,000 in 1995 and $126,000 in 1994.

     Following is a summary (unaudited) of the assets, liabilities, and net income (loss) of Bethesda as of December 31, 1995 and 1994 and for the years then ended (in thousands):

                                                      1995             1994
                                                      ----             ----
         Total assets (primarily land
         and buildings)                              $4,877          $6,251

         Total liabilities (primarily term loans
         secured by land and buildings and
         advances due FMLP)                           5,157           6,241

         Loss on sale of property                      (360)            (14)

         Net income (loss)                             (290)              2

     The Saranow Company - Pursuant to agreements with the Partnership, the Saranow Company ("Saranow") (an affiliate of the Partnership's managing general partner) provides the Partnership with management services. The Partnership's payments to Saranow for these services and related expenses aggregated $780,000 and $680,000 for 1995 and 1994, respectively.

     Guarantee of Partnership Debt - In December 1991, an affiliate of one of FMLP's general partners entered into a guarantee agreement with FMLP's principal lender guaranteeing repayment of amounts owed by FMLP to such lender. Fees were based on the average amount of outstanding indebtedness so guaranteed. Such fees amounted to $112,000 in 1994. As of December 31, 1994, all guaranteed obligations had been repaid.

5.   INVENTORIES

     Inventories at December 31 consist of the following (in thousands):

                                                   1995             1994
                                                   ----             ----
     Raw material                                $ 5,428          $ 4,891
     Work in process                               3,167            2,717
     Finished goods                                4,149            2,137
                                                 -------          -------
       Total                                     $12,744          $ 9,745
                                                 =======          =======

6.   PROPERTY AND EQUIPMENT - NET

     Property and equipment - net at December 31 consists of the following (in thousands).

                                                   1995             1994
                                                   ----             ----
     Machinery and equipment                      $ 6,416          $ 5,345
     Computer equipment                             2,705            2,016
     Furniture and fixtures                         2,779            2,732
     Leasehold improvements                         1,475              746
     Vehicles                                         354              378
                                                  -------          -------
                                                   13,729           11,217

     Less accumulated depreciation
       and amortization                            (7,170)          (5,148)
                                                  -------          -------

     Total                                        $ 6,559          $ 6,069
                                                  =======          =======

7.   OTHER ASSETS - NET

     Other assets - net at December 31 consist of the following (in thousands):

                                                    1995             1994
                                                    ----             ----
     Covenants not to compete                     $ 2,679          $ 3,114
     Customer lists                                 1,823            1,714
     Deferred financing costs                         879              833
     Organization costs                               474              357
     Other                                             45               45
                                                  -------          -------
                                                    5,900            6,063
     Less accumulated amortization                 (3,204)          (2,769)
                                                  -------          -------

     Total                                        $ 2,696          $ 3,294
                                                  =======          =======

8.   ACCRUED EXPENSES

     Accrued expenses at December 31 consist of the following (in thousands):

                                                    1995           1994
                                                    ----           ----
     Foreign income taxes                         $ 1,583        $ 1,209
     Profit sharing                                   674            758
     Salaries and bonuses                             925          1,112
     Taxes other than income                          445            545
     Professional fees                                172             82
     Interest                                         132            117
     Customer deposits                                818            131
     Long-term management incentive                   786            586
     Other                                          1,381            807
                                                  -------        -------

     Total                                        $ 6,916        $ 5,347
                                                  =======        =======

9.   LONG-TERM DEBT

     Long-term debt at December 31 consists of the following (in thousands):

                                                    1995             1994
                                                    ----             ----
           Bank Credit Agreement:
            Term loan                              $13,714          $13,825
            Revolver loans                           5,977*           6,931
                                                   -------          -------
                                                    19,691           20,756
           Dutch term loan                                              733
           Installment note                            601
           Other                                       449              159
                                                   -------          -------

                                                   $20,741          $21,648
                                                   =======          =======

     *There were also letters of credit aggregating $2.1 million outstanding under the revolver facility at December 31, 1995.

     Scheduled maturities of long-term debt for the years ending December 31 are as follows: 1996 - $3,053,000; 1997 - $3,275,000; 1998 - $3,207,000; 1999 -
     $3,159,000; 2000 - $8,047,000.  Amounts due in 1996 are classified as long-term debt because of the availability of additional long-term borrowings under the Bank Credit Agreement.

     Credit Agreement - Effective September 29, 1995, the Partnership amended and restated the existing Credit Agreement with a commercial bank to provide a $30 million facility, including $14.5 million term debt line (in U.S. Dollars and/or Dutch Guilders) and a $15.5 million formula-based revolver.

     The term loan requires 19 equal quarterly principal payments of approximately $763,000 from December 31, 1995 to June 30, 2000.

     Availability under the revolver is subject to limitations based on eligible accounts receivable, inventories, and property and equipment. The agreement expires and has a final maturity on June 30, 2000.

     Interest under the Credit Agreement is based, at the Partnership's option, on either the bank's reference rate plus 50 basis points (bp) or the Eurocurrency rate (as adjusted) plus 150 bp. At December 31, 1995, interest was payable at 7.0 percent.

     To reduce the Partnership's exposure to floating interest rates, the Partnership has entered into an interest rate swap agreement with a commercial bank in a notional principal amount of $8,000,000. The agreement expires November, 1997 and provides for the Partnership to pay interest at an average equivalent annual rate of approximately 8.6 percent. The differential payable under this agreement is recognized currently in the financial statements.

     Borrowings and letters of credit are collateralized by all of the U.S. and Dutch assets of the Partnership. Under the terms of the Credit Agreement, the Partnership is subject to certain covenants that include, among other things, restrictions on the incurrence of additional indebtedness and limitations on management fees and expenses, capital expenditures and distributions. The Partnership also has agreed to maintain certain financial ratios (as defined in the Credit Agreement) including working capital, net worth, leverage, and interest coverage.

     Installment Note - the installment note represents the present value of a non-interest-bearing note payable to Datacolor International (Note 3). The note is payable in four annual installments beginning in 1997.

10.  PARTNERS' CAPITAL

     Contributed capital at December 31 consists of the following (in thousands):

                                                       1995        1994
                                                       ----        ----
            Preferred partnership units:
             Class B 2,023.5 units in 1995
             and 2,130 units in 1994                  $2,024      $2,130

             Class C 1,402.5 units in 1995 and
             1,650 units in 1994                       1,402       1,650
                                                      ------      ------
                                                       3,426       3,780

             Class A 1,865 common partnership
             units                                     4,965       4,965
                                                      ------      ------

            Total                                     $8,391      $8,745
                                                      ======      ======

     The Class B preferred partnership units are entitled to a cumulative preferred return at a bank's prime rate plus 6 percent. The Class C preferred partnership units are identical except that they are entitled to a cumulative preferred return of prime plus 4 percent. Preferred returns of $501,000 and $465,000 were earned by holders of preferred partnership units in 1995 and 1994, respectively.

     Net income and losses of the Partnership, after deduction for accrued Class B and Class C preferred returns, are allocated to Class A partnership units. Distributions are made at the discretion of the general partners subject to certain mandatory provisions. Distributions of Partnership capital (including partner withdrawals and Partnership dissolution) are made in accordance with each partner's Class A common percentage interest in the Partnership.

11.  OPERATING LEASES

     The Partnership leases its manufacturing plants and office facilities and certain equipment and vehicles under non-cancelable operating leases, including certain leases with Bethesda (Note 4). Total rent expense was $2,160,000 and $1,540,000 in 1995 and 1994, respectively. In addition to rent, the

     Partnership is required to pay maintenance, insurance and real estate taxes on the various properties it leases. The following is a schedule of future minimum rental payments required under operating leases as of December 31, 1995 (in thousands):

                                    FACILITIES      EQUIPMENT        TOTAL
                                    ----------      ---------        -----
     1996                             $1,269         $  779         $2,048
     1997                                991            745          1,736
     1998                                718            540          1,258
     1999                                720            348          1,068
     2000 and thereafter               1,682            183          1,865
                                      ------         ------         ------

     Total                            $5,380         $2,595         $7,975
                                      ======         ======         ======

12.  PROFIT-SHARING PLAN

     The Partnership has a profit-sharing and retirement plan covering substantially all full-time domestic employees with more than one year of service (the "Plan"). Partnership contributions to the Plan are made at the discretion of the Partnership and amounted to $590,000 and $745,000 in 1995 and 1994, respectively.

13.  LONG-TERM MANAGEMENT INCENTIVE PLAN

     The Partnership adopted a Phantom Equity Plan as of January 1, 1988. Under the terms of the plan, certain managers are granted deferred compensation rights in phantom partnership units. Each participant is entitled to the increase in value of his or her units over the value assigned at the time of the award, subject to a six-year vesting schedule. This increase in value is treated as compensation expense for reporting purposes; however, for tax purposes, amounts are not deductible until paid. Effective June 30, 1994, the plan was amended to provide for a 1,000-to-1 unit split. At December 31, 1995, there were 75,400 phantom units outstanding, with an aggregate valuation of $1,031,100 more than their respective grant prices, of which $481,290 was legally vested. As of December 31, 1995, the Partnership has accrued $786,000 for such liabilities.

14.  INTERNATIONAL OPERATIONS

     The accompanying consolidated financial statements include the following assets, liabilities and net income of the Partnership's foreign operations (in thousands):

                                                        1995          1994
                                                        ----          ----
          Total assets                                $20,634       $19,472
          Total liabilities                            10,745         9,755
                                                      -------       -------

          Net assets                                  $ 9,889       $ 9,717
                                                      =======       =======

          Net income                                  $ 3,449       $ 1,229
                                                      =======       =======

     Approximately $8,600,000 of the Partnership's borrowings at December 31, 1995 are in Dutch Guilders and German Marks to hedge the Partnership's net investment in its European operations. Translation gains and loses on the foreign borrowings are accounted for as part of the cumulative translationadjustment. In addition, short-term forward contracts and options are used to partially hedge the anticipated flow of funds between FMLP and its foreign subsidiaries. The contracts and options are marked to market and gains or losses are recorded in the income statement. At December 31, 1995, forward and option contracts to purchase a total of 13,250,000 Dutch Guilders were open and outstanding, on which a net unrealized loss of $196,000 had been recorded. These contracts expire through December 13, 1996.

15.  LARGEST CUSTOMER

     Sales to the largest customer accounted for 9 percent of consolidated sales in 1995 and 1994.

                    ITEM 7(b) PRO FORMA FINANCIAL STATEMENTS
                     IDEX CORPORATION AND FLUID MANAGEMENT
                     UNAUDITED PRO FORMA COMBINED FINANCIAL
                      STATEMENTS AS OF JUNE 30, 1996 AND
                    FOR THE YEAR ENDED DECEMBER 31, 1995
                    AND THE SIX MONTHS ENDED JUNE 30, 1996


The following unaudited pro forma combined financial statements as of June 30, 1996 and for the year ended December 31, 1995 and the six months ended June
30, 1996 give effect to the acquisition by IDEX of the operating net assets of Fluid Management Limited Partnership ("FM") as if the acquisition had occurred on January 1, 1995. The transaction was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

The historical financial data included in the pro forma statements is as of the periods presented. The historical financial data of FM included in the pro forma statement of operations for the year ended December 31, 1995 was derived from audited financial statements for the year ended December 31, 1995. The historical financial data of FM as of and for the six months ended June 30, 1996 was derived from unaudited financial statements for the six months ended June 30, 1996.

The unaudited pro forma financial data is based on management's best estimate of the effects of the acquisition of FM. Pro forma adjustments are based on currently available information; however, the actual adjustments will be based on more precise appraisals, evaluations and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the unaudited pro forma combined financial statements.

The unaudited pro forma combined statements of operations for the year ended December 31, 1995, the six months ended June 30, 1996 and the pro forma combined balance sheet as of June 30, 1996 are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition of FM been consummated as of the dates indicated, or that may be achieved in the future. The unaudited proforma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes thereto.

FLUID MANAGEMENT -- SIX MONTHS ENDED JUNE 30, 1996 VS. 1995

     Fluid Management's financial performance for the period January 1 to June 30, 1996, prior to the acquisition by IDEX, was adversely affected by several factors compared to the same period for the prior year. The gross profit margin was lower primarily due to start up costs associated with major new product introductions in the Netherlands and U.S. The relocation of an acquired product line and higher corporate expenses billed by the managing partnership also had an unfavorable effect on the current year six month comparative results. The change in foreign exchange gain/loss from period to period principally reflects the impact of Fluid Management's hedging activities.

                                IDEX CORPORATION
              UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                  (In thousands except per share information)

                                                                      Fluid
                                                                      Manage-     Pro forma
                                                        IDEX           ment       Adjust-          Adjusted
                                                     Historical     Historical     ments           Pro forma
                                                     ----------     ----------    ---------        ---------

Net sales                                            $   487,336   $    85,618                   $   572,954
Cost of sales                                            299,315        49,336    $  5,519 (1)       354,170
                                                     -----------   -----------    --------       -----------
Gross profit                                             188,021        36,282      (5,519)          218,784
Selling, general, and administrative expenses             97,486        23,106      (6,750)(2)       113,842
Goodwill amortization                                      4,297                     3,474 (3)         7,771
                                                     -----------   -----------    --------       -----------
Income (loss) from operations                             86,238        13,176      (2,243)           97,171
Other income (expense)-net                                   753        (5,925)      5,755 (4)           583
                                                     -----------   -----------    --------       -----------
Income (loss) before interest                             86,991         7,251       3,512            97,754
Interest expense                                          15,948                     8,001 (5)        23,949
Income (loss) before income taxes                         71,043         7,251      (4,489)           73,805
Provision for income taxes                                25,718         2,610      (1,758)(6)        26,570
                                                     -----------   -----------    --------       -----------
Income from continuing operations                    $    45,325   $     4,641    $ (2,731)      $    47,235
                                                     ===========   ===========    ========       ===========

Earnings per common share                            $      2.30                                 $      2.38
                                                     ===========                                 ===========

Weighted average shares outstanding                       19,739                        76 (7)        19,815
                                                     ===========                  ========       ===========

                                IDEX CORPORATION
              UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                  (In thousands except per share information)

                                                                       Fluid
                                                                      Manage-      Pro forma
                                                          IDEX          ment        Adjust-        Adjusted
                                                       Historical    Historical      ments         Pro forma
Net sales                                            $   265,055    $    43,329                  $  308,384
Cost of sales                                            162,338         25,768   $   2,834 (1)     190,940
                                                     -----------    -----------   ---------      ----------
Gross profit                                             102,717         17,561      (2,834)        117,444
Selling, general, and administrative expenses             53,100         11,577      (3,722)(2)      60,955
Goodwill amortization                                      2,464                      1,737 (3)       4,201
                                                     -----------    -----------   ---------      ----------
Income (loss) from operations                             47,153          5,984        (849)         52,288
Other income (expense)-net                                   (53)        (2,285)      2,381 (4)          43
                                                     -----------    -----------   ---------      ----------
Income (loss) before interest                             47,100          3,699       1,532          52,331
Interest expense                                           8,291                      3,535 (5)      11,826
                                                     -----------    -----------   ---------      ----------
Income (loss) before income taxes                         38,809          3,699      (2,003)         40,505
Provision for income taxes                                13,933          1,503        (854)(6)      14,582
                                                     -----------    -----------   ---------      ----------
Income from continuing operations                    $    24,876    $     2,196   $  (1,149)     $   25,923
                                                     ===========    ===========   =========      ==========

Earnings per common share                            $      1.26                                 $     1.30
                                                     ===========                                 ==========
Weighted average shares outstanding                       19,804                         76 (7)      19,880
                                                     ===========                  =========      ==========

                                IDEX CORPORATION
        NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  (In thousands except per share information)


NOTES:

(1) Represents reclassification of FM's engineering expense from selling, general and administrative expense to cost of sales ($5,919 for the twelve months and $2,953 for the six months) and reclassification of amortization expense on other intangible assets from other income (expense) to cost of sales ($721 for the twelve months and $163 for the six months). Includes the estimated effect of the FM acquisition on cost of sales relating to elimination of rent expense ($595 for the twelve months and $314 for the six months) on a facility leased by FM and not by IDEX. Includes estimated effect on depreciation expense ($-55 for the twelve months and $70 for the six months) and amortization expense ($-471 for the twelve months and $-38 for the six months) on stepped up value and adjusted lives of property, plant and equipment and other intangible assets.

(2) Represents reclassification of FM's engineering expense from selling, general and administrative expense to cost of sales ($5,919 for the twelve months and $2,953 for the six months). Includes the estimated effect of the FM acquisition on selling, general and administrative expense relating to depreciation expense ($-62 for the twelve months and $-12 for the six months) on stepped up value and adjusted lives of property, plant and equipment. Elimination of certain FM corporate operating expenses ($769 for the twelve months and $757 for the six months) that will no longer be incurred due to the FM acquisition. IDEX does not anticipate any material increase in corporate operating expenses as a result of the FM acquisition.

(3) Represents the estimated effect of the FM acquisition on goodwill amortization expense from the excess purchase price over the fair market value of net assets acquired of $104.2 million over 30 years.

(4) Represents elimination of FM's historical other income(expense) relating to amortization expense on goodwill and other intangible assets ($1,833 for the twelve months and $674 for the six months) and interest expense ($1,922 for the twelve months and $901 for the six months), and elimination of other income (expense)($2,000 for the twelve months and $806 for the six months) that will no longer be incurred due to the FM acquisition.

(5) Represents the estimated effect of the FM acquisition on interest expense from $136 million borrowings under the IDEX credit agreements and and application of FM cash flow from operations to reduce indebtedness at an effective borrowing cost of approximately 6.00% for the twelve months and 5.25% for the six months.

(6) Represents the estimated tax effect of the pro forma adjustments described above at statutory federal and foreign tax rates.

(7) Represents 75,700 shares of common stock issued in connection with the FM acquisition.

                                IDEX CORPORATION
                   UNAUDITED PROFORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996
                                 (In thousands)

                                                                       Fluid
                                                                       Manage-         Pro forma
                                                          IDEX          ment            Adjust-        Adjusted
                                                       Historical    Historical(1)      ments          Pro forma
                                                       ----------    -------------     ---------       ---------

ASSETS
Current Assets
  Cash and cash equivalents                           $    6,766     $    (129)       $   1,013 (2)   $   7,650
  Receivables                                             70,540        18,816           (2,274)(2)      87,082
  Inventories                                             93,864        11,232            4,366 (2)     109,462
  Deferred taxes                                           6,944                          2,667 (3)       9,611
  Other current assets                                     2,038         2,149           (1,453)(2)       2,734
                                                      ----------     ---------        ---------       ---------
    Total Current Assets                                 180,152        32,068            4,319         216,539
Property, Plant and Equipment                             90,077        11,328            3,986 (2)     105,391
Intangible Assets                                        180,029         9,523           97,222 (4)     286,774
Other Noncurrent Assets                                    4,773                                          4,773
                                                      ----------     ---------        ---------       ---------
    Total Assets                                      $  455,031     $  52,919        $ 105,527       $ 613,477
                                                      ==========     =========        =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Trade accounts payable                              $   32,331     $   5,289        $     178 (2)   $  37,798
  Dividends payable                                        3,069                                          3,069
  Accrued expenses                                        37,355         6,714            7,985 (2)      52,054
                                                      ----------     ---------        ---------       ---------
    Total Current Liabilities                             72,755        12,003            8,163          92,921
Subordinated debt                                         75,000                                         75,000
Long-term debt                                           107,830        25,465          110,544 (5)     243,839
Accrued interest and other                                 2,820                                          2,820
Other Noncurrent Liabilities                              25,407           420             (420)(2)      25,407
                                                      ----------     ---------        ---------       ---------
      Total Liabilities                                  283,812        37,888          118,287         439,987
                                                      ----------     ---------        ---------       ---------
Shareholders' Equity
  Common stock                                               192                             1  (6)         193
  Additional paid in capital                              86,976         9,351           (7,081)(6)      89,246
  Retained earnings(deficit)                              86,472         5,903           (5,903)(6)      86,472
  Common stock in treasury
  Accumulated translation adjustment                      (2,421)         (223)             223 (6)      (2,421)
                                                     -----------     ---------        ---------       ---------
    Total Shareholders' Equity                           171,219        15,031          (12,760)        173,490
                                                     -----------     ---------        ---------       ---------
    Total Liabilities and shareholders' equity       $   455,031     $  52,919        $ 105,527       $ 613,477
                                                     ===========     =========        =========       =========


NOTES:
(1) Represents the historical net book value of the assets and liabilities of FM at June 30, 1996.

(2) Represents adjustments to state FM's historical balance sheet to fair market value as of the acquisition date in accordance with APB-16 .

(3)  Represents tax effect of pro forma adjustments.

(4) Represents adjustments to FM's historical balance sheet to recognize $104.2 million of goodwill and $2.5 million of other intangible assets (patents and trademarks) from valuation of FM's balance sheet at fair market value and elimination of FM's historical goodwill and other intangible assets.

(5) Represents adjustments to FM's historical balance sheet to recognize the portion of the FM purchase price ($110.5 million) and retirement of FM's long-term debt ($25.5 million) financed with borrowings under the IDEX credit agreements.

(6) Represents adjustments to FM's historical balance sheet to recognize the portion of the purchase price financed through issuance of 75,700 shares of IDEX common stock and the elimination of FM's capital accounts.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        IDEX Corporation





October 14, 1996                         /s/    WAYNE P. SAYATOVIC
                                        ----------------------------------------
                                                Wayne P. Sayatovic
                                                Senior Vice President-Finance,
                                                Chief Financial Officer and
                                                Secretary (Duly Authorized and
                                                Principal Financial Officer)

ITEM 7(C) EXHIBIT INDEX


Exhibit
Number                            Description                           Page
-------                           -----------                           ----

    2.1 Asset Purchase Agreement dated July 26, 1996 between IDEX and Fluid Management Limited Partnership, Fluid Management U.S., L.L.C., Fluid Management Services, Inc., Fluid Management Canada, LLC, Fluid Management France, SNC, FM International, Inc., Fluid Management France, SNC, FM International, Inc., Fluid Management Europe B.V. (incorporated by reference to Exhibit No.
                2.1 to the Quarterly Report of IDEX on Form 10-Q for the quarter ended June 30, 1996, Commission File No. 1-10235).

    4.1 Registration Rights Agreement dated as of July 26, 1996 between IDEX and Mitchell H. Saranow, (incorporated by reference to Exhibit No. 4.8 to the Quarterly Report of IDEX on Form 10-Q for the quarter ended June 30, 1996, Commission File No. 1-10235


  *23.1         Consent of Deloitte & Touche LLP


------------------
*filed herewith